UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 08, 2024

PACTIV EVERGREEN INC.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-39528	88-0927268
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1900 W. Field Court
Lake Forest, Illinois		60045
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: 847 482-2000

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $0.001 par value	PTVE	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

On December 9, 2024 (the “Signing Date”), Pactiv Evergreen Inc., a Delaware corporation (the “Company”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Novolex Holdings, LLC, a Delaware limited liability company (“Parent”), and Alpha Lion Sub, Inc., a Delaware corporation and a wholly owned subsidiary of Parent (“Merger Sub”). Pursuant to the Merger Agreement, Merger Sub will merge with and into the Company, with the Company continuing as the surviving corporation and becoming a wholly owned subsidiary of Parent (the “Merger”). Parent and Merger Sub are affiliates of funds managed by affiliates of Apollo Global Management, Inc. (“Apollo”). Capitalized terms used but not defined herein have the meanings ascribed thereto in the Merger Agreement.

The Board of Directors of the Company (the “Board”) has (i) determined that the Merger Agreement, the Merger and the other transactions contemplated thereby are advisable, fair to and in the best interests of the Company and its stockholders, (ii) approved the execution and delivery of the Merger Agreement and performance by the Company of its covenants and obligations contained therein and the consummation by the Company of the transactions contemplated thereby, (iii) approved and declared advisable the Merger Agreement, the Merger and the other transactions contemplated thereby, (iv) directed that the adoption of the Merger Agreement be submitted to the Company’s stockholders for their adoption by written consent in lieu of a meeting and (v) subject to the terms of the Merger Agreement, recommended that the Company’s stockholders adopt the Merger Agreement in accordance with the General Corporation Law of the State of Delaware.

If the Merger is consummated, shares of common stock of the Company, par value $0.001 per share (the “Shares”), will be delisted from the Nasdaq Stock Market and deregistered under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

The Merger is expected to close in mid-2025.

Effect on Capital Stock

At the effective time of the Merger (the “Effective Time”), each Share issued and outstanding as of immediately prior to the Effective Time (other than any Dissenting Shares or Shares (i) held in the treasury of the Company, (ii) owned, directly or indirectly, by Parent or Merger Sub or (iii) owned, directly or indirectly, by any wholly owned Subsidiary of the Company) will be converted automatically into the right to receive $18.00 in cash, without interest (the “Merger Consideration”).

Treatment of Company Equity Awards

The Merger Agreement also provides that at the Effective Time, by virtue of the Merger:

•
Each restricted stock unit granted pursuant to the Company Stock Plan that vests based solely on continued service (each, a “Company RSU”) (other than units granted following the Signing Date), whether vested or unvested, that is outstanding immediately prior to the Effective Time, will be canceled in exchange for an amount in cash (without interest, and subject to deduction for any required tax withholding) equal to the product of (i) the Merger Consideration and (ii) the number of Shares subject to such Company RSU (including, for the avoidance of doubt, any “dividend shares” accrued thereon as contemplated by the applicable award agreement governing such Company RSU). Each Company RSU that is granted after the Signing Date that is outstanding immediately prior to the Effective Time will be canceled in exchange for the right to receive an amount in cash (without interest and subject to deduction for any required tax withholding) equal to the product of (i) the Merger Consideration and (ii) the number of Shares subject to such Company RSU, such amount to be paid out following the Closing pursuant to the applicable vesting schedule for such Company RSU, subject to acceleration upon a severance-eligible employment termination.
•
Each performance share unit granted pursuant to the Company Stock Plan (each, a “Company PSU”) that is outstanding immediately prior to the Effective Time will be canceled in exchange for an amount in cash (without interest, and subject to deduction for any required tax withholding) equal to the product of (i) the Merger Consideration and (ii) the number of Shares to which the holder of such Company PSU would be entitled upon settlement thereof assuming satisfaction of the associated performance goals at the PSU Performance Level (including, for the avoidance of doubt, any “dividend shares” accrued thereon as contemplated by the applicable award agreement governing such Company PSU). “PSU Performance Level” means, (i) with respect to Company PSUs granted in 2022, 200% of target, (ii) with respect to Company PSUs granted in 2023, if the Closing is on or before June 30, 2025, 132% of target, and if the Closing is after June 30, 2025, then based on the Company’s forecasted achievement of the applicable performance conditions as determined by the Compensation Committee of the Company Board in good faith prior to the Closing, and (iii) with respect to Company PSUs granted in 2024, 100% of target achievement.

Delivery of Stockholder Written Consent

Following the execution of the Merger Agreement, on December 9, 2024, Packaging Finance Limited, which holds approximately 77% of the outstanding Shares, executed and delivered to the Company a written consent (the “Written Consent”) approving the Merger, the Merger Agreement and the transactions contemplated thereby. As a result of the execution and delivery of the Written Consent, the holders of at least a majority of the outstanding Shares entitled to vote thereon have adopted and approved the Merger Agreement. The delivery of the Written Consent constituted the necessary approval of stockholders for the approval of the Merger.

Conditions to the Merger

Consummation of the Merger is subject to certain customary conditions set forth in the Merger Agreement, including, but not limited to (i) the Company receiving the Written Consent (which has been satisfied, as described above), (ii) the absence of any Governmental Entity issuing any order or other legal restraint that makes consummation of the Merger illegal or otherwise prohibited, (iii) (x) the expiration or termination of the applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and (y) the clearance or approval under certain specified foreign antitrust laws, (iv) at least 20 business days having elapsed since the Company’s mailing to the Company’s stockholders of an information statement on Schedule 14C for its stockholders with respect to the adoption of the Merger Agreement (as contemplated by Regulation 14C of the Exchange Act) (the “Information Statement”) and (v) absence of any Material Adverse Effect since the date of the Merger Agreement that has occurred and that is continuing. The availability of Parent’s financing is not a condition to the consummation of the Merger.

Termination and Fees

The Merger Agreement contains certain termination rights for the Company, on the one hand, and Parent, on the other hand, including that, subject to certain limitations, the Company or Parent may terminate the Merger Agreement if the Merger is not consummated by 11:59 p.m. Eastern Time, on September 9, 2025 (the “Termination Date”), or such other date as may be mutually agreed upon in writing by the parties, provided that if certain conditions have been satisfied, the Termination Date may be extended for an additional two periods of three months each.

Parent will be required to pay the Company a termination fee of $236,000,000 under certain circumstances, including if the Company terminates the Merger Agreement (i) due to Parent or Merger Sub breaching its representations, warranties or covenants that would result in the failure of the conditions precedent to the Merger or (ii) because (x) the Marketing Period has ended and Parent and Merger Sub’s conditions to the Merger have been satisfied (subject to customary exceptions), (y) the Company has confirmed by notice to Parent that all of the Company’s conditions to the Merger have been satisfied (subject to customary exceptions) and (z) the Merger has not been consummated within three business days after the receipt of such notice.

The Merger Agreement also provides that, in certain circumstances, either party may seek to compel the other party to specifically perform its obligations under the Merger Agreement (including, subject to the terms and conditions of the Merger Agreement and the equity commitment letters, to force Parent to enforce the equity commitment letters and to consummate the Merger).

Financing Commitments

Parent and Clydesdale Acquisition Holdings, Inc., a Delaware corporation and the direct parent of Parent (“Clydesdale”), have obtained equity financing and debt financing commitments, respectively, for the purpose of financing the transactions contemplated by the Merger Agreement and paying related fees and expenses.

Affiliates of funds managed by affiliates of Apollo and Canada Pension Plan Investment Board (collectively, the “Equity Commitment Parties”) have severally committed to aggregate equity contributions to Parent equal to approximately $2,000 million on the terms and subject to the conditions set forth in the signed equity commitment letters.

Certain financial institutions have severally committed to provide Clydesdale with debt financing in an aggregate principal amount of approximately $6,100 million, on the terms set forth in the related debt commitment letter. The obligations of the Equity Commitment Parties to provide equity financing under the equity commitment letters and the lenders to provide debt financing under the debt commitment letter are each subject to a number of customary conditions.

Limited Guarantee

Concurrently with the execution of the Merger Agreement, the Equity Commitment Parties entered into limited guarantees with the Company (the “Limited Guarantees”) pursuant to which they agreed to severally guarantee certain obligations of Parent and Merger Sub under the Merger Agreement, including payment of the reverse termination fee, damages payable by Parent for breach of the Merger Agreement and certain other reimbursement obligations and expenses under the Merger Agreement, in each case subject to a cap and the other terms and conditions set forth in the Merger Agreement and the Limited Guarantees.

Representations, Warranties and Covenants

The Company has made customary representations, warranties and covenants in the Merger Agreement, including, among others, covenants (i) to use commercially reasonable efforts to carry on its business in the ordinary course of business, consistent with past practice, during the interim period between the execution of the Merger Agreement and the consummation of the Merger, (ii) not to engage in certain specified actions during that period unless (x) disclosed in the disclosure letter delivered by the Company to Parent prior to the execution of the Merger Agreement, (y) approved in advance by Parent or (z) required by applicable law, (iii) providing for customary “no-shop” restrictions under which the Company and its representatives are generally prohibited from soliciting Acquisition Proposals from third parties or providing information to or participating in any discussions, communications or negotiations with third parties regarding Acquisition Proposals and (iv) using commercially reasonable efforts to obtain certain third party consents.

Description of Merger Agreement Not Complete

The Merger Agreement and the above description of the Merger Agreement have been included to provide investors with information regarding the terms of the Merger Agreement. They are not intended to provide any other factual information about the Company, Parent or their respective subsidiaries or affiliates. The representations, warranties and covenants contained in the Merger Agreement were made only for purposes of the Merger Agreement and as of specific dates therein, were solely for the benefit of the parties to the Merger Agreement and may be subject to limitations agreed upon by the parties in connection with negotiating the terms of the Merger Agreement, including being qualified by confidential disclosures made by each party for the purposes of allocating contractual risk between the parties. In addition, certain representations and warranties may be subject to a contractual standard of materiality different from those generally applicable to investors and may have been used for the purpose of allocating risk between the parties rather than establishing matters as facts. Information concerning the subject matter of the representations, warranties and covenants may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in public disclosures by the Company. The Merger Agreement should not be read alone, but should instead be read in conjunction with the other information regarding the parties that is or will be contained in, or incorporated by reference into, the Information Statement, the Company’s Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K and other documents that the parties will file with the Securities and Exchange Commission (the “SEC”). Investors should not rely on the representations, warranties and covenants or any description thereof as characterizations of the actual state of facts or condition of the Company, Parent or any of their respective subsidiaries, affiliates or businesses. The foregoing description of the Merger Agreement and the transactions contemplated thereby does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Merger Agreement, a copy of which is attached hereto as Exhibit 2.1 and incorporated herein by reference.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 8, 2024, the Compensation Committee of the Board (the “Compensation Committee”) approved, for certain employees of the Company including its named executive officers other than the Chief Executive Officer of the Company, and the Board approved for the Chief Executive Officer of the Company, the acceleration into December 2024 of (i) the payment of an estimate of the amount to which the executive would be entitled under the Company’s 2024 annual incentive plan (the “2024 AIP”) based on an estimate of actual performance through year-end (the “Accelerated AIP Payment”), (ii) the vesting and settlement in Shares of the Company PSUs granted in 2022 that would have otherwise vested and settled in the first half of 2025, together with dividend equivalent shares thereon, assuming achievement of the applicable performance goals at 200% of target, consistent with the treatment of such Company PSUs pursuant to the Merger Agreement as described above (the “Accelerated PSUs”), and (iii) the vesting and settlement in Shares of the Company RSUs that would have otherwise vested and settled in the first half of 2025, together with dividend equivalent shares thereon (the “Accelerated RSUs”). The executive officers of the Company receiving the Accelerated AIP Payment, the Accelerated PSUs and the Accelerated RSUs include, but are not limited to, each of the Company’s named executive officers, being Michael J. King, Jonathan H. Baksht, Timothy A. Levenda, Chandra J. Mitchell and Eric A. Wulf (such named executive officers, collectively, the “Executives”).

The Accelerated AIP Payment, the Accelerated PSUs and the Accelerated RSUs are subject to applicable tax withholdings and recoupment by the Company if, for the Accelerated AIP Payment, the Compensation Committee’s final calculation in the first quarter of 2025 of the Company’s actual Adjusted EBITDA performance during the applicable performance period is more than $10 million below the estimated performance levels applied to determine the amounts paid or, for the Accelerated AIP Payment, the Accelerated PSUs and the Accelerated RSUs, if the Executive departs before the earlier of the Closing and the time that the accelerated amounts would otherwise have been vested, earned or paid, as described in further detail below.

Specifically, the Compensation Committee approved the accelerated payment and vesting shown in the table below for each applicable Executive:

Executive	Accelerated AIP Payment	Accelerated PSUs*	Accelerated RSUs**
Michael J. King,	$1,574,661.96	363,299	358,657

President and Chief Executive Officer
Jonathan H. Baksht, Chief Financial Officer	$525,973.26	103,322	206,644
Timothy A. Levenda, President, Foodservice	$522,579.76	91,066	73,007
Chandra J. Mitchell, Chief Legal Officer and Secretary	$349,743.96	46,956	48,278
Eric A. Wulf, President, Food and Beverage Merchandising	$375,794.64	45,140	42,701

* Represents the number of Company PSUs granted in 2022 that were scheduled to vest in the first half of 2025, together with accrued dividend equivalent shares accrued thereon, that will be accelerated and settled in December 2024. Amounts shown do not reflect the additional dividend equivalent shares that will accrue, and thereafter be accelerated and settled, as a result of the $0.10 per Share dividend to be paid by the Company on December 13, 2024. Further, each reported Company PSU, including any associated dividend equivalent shares, will vest and settle into two Shares due to the application of the 200% PSU Performance Level.

** Represents the number of Company RSUs otherwise scheduled to vest and settle in the first half of 2025, together with accrued dividend equivalent shares thereon, that will be accelerated and settled in December 2024. Amounts shown do not reflect the additional dividend equivalent shares that will accrue, and thereafter be accelerated and settled, as a result of the $0.10 per Share dividend to be paid by the Company on December 13, 2024.

For each Executive, the Accelerated AIP Payment represented a payout under the 2024 AIP of 90.49% of target based on Company performance, without adjustment for individual performance.

In order to receive the accelerated equity award vesting and payment described above, each Executive will be required to sign a Recoupment Agreement (a “Recoupment Agreement”), pursuant to which the Company will be permitted to recoup or offset against future compensation, and the Executive agrees to forfeit or repay to the Company or accept an offset against future compensation, as applicable, the amounts paid or benefits provided to such Executive in the event (i) of a termination of his or her employment not constituting an Involuntary Termination (as defined in the Pactiv Evergreen Inc. Involuntary Termination Protection Policy) prior to the earlier of the Closing and the time that the accelerated amounts would have otherwise been vested, earned or paid in accordance with their terms and the Company’s historical practices or (ii) solely with respect to the Accelerated AIP Payment, that it comes to pass that the Compensation Committee’s final calculation in the first quarter of 2025 of the Company’s actual Adjusted EBITDA performance during the applicable performance period is more than $10 million below the estimated performance levels applied to determine the amounts paid.

If any Executive is required to make such a repayment and fails to do so in a timely manner, the Executive will be required to reimburse the Company for any reasonable fees (including reasonable attorney’s fees) or costs it incurs in connection with seeking repayment.

The foregoing summary description of the Recoupment Agreements and the transactions contemplated thereby does not purport to be complete and is qualified in its entirety by reference to the form of Recoupment Agreement filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 5.07. Submission of Matters to a Vote of Security Holders.

The disclosures set forth under Item 1.01 of this Current Report on Form 8-K are hereby incorporated herein by reference.

Pursuant to rules adopted by the SEC under the Exchange Act, the Information Statement will be filed with the SEC and mailed or provided to the stockholders of the Company in accordance with the Exchange Act and the terms set forth in the Merger Agreement.

Item 7.01. Regulation FD Disclosure.

On December 9, 2024, the Company and Parent issued a joint press release announcing that they had entered into the Merger Agreement. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

The information included in this Item 7.01 of this Current Report on Form 8-K, including Exhibit 99.1 attached hereto, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Exchange Act, or otherwise subject to the liabilities of that Section, nor shall it be deemed incorporated by reference into any other filing under the Securities Act of 1933, as amended, or the Exchange Act, except as otherwise expressly set forth by specific reference in such filing.

Cautionary Statement Regarding Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements. Statements contained in this Current Report on Form 8-K other than statements of historical fact are forward-looking statements, including statements regarding the Merger and the other transactions contemplated by the Merger Agreement. In some cases, you can identify these statements by forward-looking words such as “may,” “might,” “will,” “should,” “expects,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” “potential,” “likely” or “continue,” the negative of these terms and other comparable terminology. These statements are only predictions based on the Company’s expectations and projections about future events as of the date of this Current Report on Form 8-K and are subject to a number of risks, uncertainties and assumptions that may prove incorrect, any of which could cause actual results to differ materially from those expressed or implied by such statements. Important factors, risks and uncertainties that could cause actual results to differ materially from forward-looking statements include but are not limited to: (i) the completion of the Merger on the anticipated terms and timing, including obtaining regulatory approvals, and the satisfaction of other conditions to the completion of the Merger; (ii) potential litigation relating to the Merger that could be instituted against the Company or its directors, managers or officers, including the effects of any outcomes related thereto; (iii) the risk that disruptions from the Merger (including the ability of certain counterparties to terminate or amend contracts upon a change of control) will harm the Company’s business, including current plans and operations, including during the pendency of the Merger; (iv) the ability of the Company to retain and hire key personnel; (v) the diversion of management’s time and attention from ordinary course business operations to completion of the proposed transaction and integration matters; (vi) potential adverse reactions or changes to business relationships resulting from the announcement or completion of the Merger; (vii) legislative, regulatory and economic developments; (viii) potential business uncertainty, including changes to existing business relationships, during the pendency of the Merger that could affect the Company’s financial performance; (ix) certain restrictions during the pendency of the Merger that may impact the Company’s ability to pursue certain business opportunities or strategic transactions; (x) the possibility that the Merger may be more expensive to complete than anticipated, including as a result of unexpected factors or events; (xi) the ability to obtain the necessary financing arrangements set forth in the commitment letters received in connection with the Merger; (xii) the occurrence of any event, change or other circumstance that could give rise to the termination of the Merger; (xiii) the risk that the Company’s stock price may decline significantly if the Merger is not consummated; and (xiv) those risks described under the heading “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2023 filed with the SEC and our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2024, June 30, 2024 and September 30, 2024 filed with the SEC. New risks emerge from time to time, and it is not possible for our management to predict all risks, nor can management assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statement the Company makes. Investors are cautioned not to place undue reliance on any such forward-looking statements, which speak only as of the date they are made. Except as otherwise required by law, the Company undertakes no obligation to update any forward-looking statement, whether as a result of new information, future events or otherwise.

Additional Information and Where to Find It

The Company will prepare and file an Information Statement and may file or furnish other documents with the SEC regarding the Merger. When completed, a definitive Information Statement will be mailed or provided to the Company’s stockholders. This Current Report on Form 8-K is not a substitute for the Information Statement or any other document that the Company may file with the SEC or send to its stockholders in connection with the Merger. You may obtain copies of all documents filed by the Company with the SEC regarding this transaction, free of charge, at the SEC’s website, www.sec.gov or from the Company’s website at https://investors.pactivevergreen.com/financial-information/sec-filings.

Stockholders of the Company are urged to read all relevant documents filed with the SEC, including the Information Statement, as well as any amendments or supplements to these documents, carefully when they become available because they will contain important information about the Merger and the proposed transactions.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description
2.1* 10.1 99.1

Agreement and Plan of Merger, dated as of December 9, 2024, by and among Pactiv Evergreen Inc., Novolex Holdings, LLC and Alpha Lion Sub, Inc.

Form of Recoupment Agreement.

Press Release issued by Novolex Holdings, LLC and Pactiv Evergreen Inc., dated December 9, 2024.

EX 104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

*Schedules or exhibits omitted pursuant to item 601(a)(5) of Regulation S-K, as may be applicable. The Company agrees to furnish supplementally a copy of any omitted schedule or exhibit to the SEC upon request; provided, however, that the Company may request confidential treatment pursuant to Rule 24b-2 under the Exchange Act, as amended, for any schedule or exhibit so furnished.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 9, 2024

PACTIV EVERGREEN INC.

By:	/s/ Chandra J. Mitchell
Chandra J. Mitchell
Chief Legal Officer and Secretary